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                                 Exhibit 23.2(a)

                          Consent of Ernst & Young LLP


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in the Registration Statement of Grubb & Ellis Company on Form S-3 (Registration No. 33-54707) of our report dated March 27, 1992, except as to the information presented in Schedule VIII, for which the date is December 24, 1992, on our audits of the consolidated financial statements and financial statement schedules of Grubb & Ellis Company and Subsidiaries for the year ended December 31, 1991, which report is included in the Annual Report on Form 10-K and Form 10K/A (Amendments No. 2 and No. 3) for the year ended December 31, 1993. We also consent to the reference to our Firm under the caption "Experts."


                                                  ERNST & YOUNG LLP




San Francisco, California
September 12, 1994